EXHIBIT 5.2



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                  June 26, 2002



Generations Bancshares, Inc.
199-D Highway 515
Blairsville, Georgia 30512

     Re: REGISTRATION OF UP TO 1,000,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE UP TO 250,000 SHARES OF COMMON STOCK.

Ladies and Gentlemen:

     We have acted as counsel to Generations Bancshares, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), of up to 1,000,000 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 250,000 shares of Common Stock.

     In this capacity, we have examined (1) the Registration Statement, as amended, and filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and Warrants are duly authorized, and when the Shares are issued and delivered to investors, and the Warrants are issued and delivered to the organizers, as described in the Registration Statement, the Shares and Warrants will be legally and validly issued, fully paid and non-assessable.


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                                                    Generations Bancshares, Inc.
                                                                   June 26, 2002
                                                                          Page 2



     We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                Very truly yours,



                   /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP



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